                                                                      EXHIBIT 11
                                                                      ----------

                      SUNBASE ASIA, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
         THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998
       (Amounts in thousands, except number of shares and per share data)

                                           Nine Months Ended September 30,                Three Months Ended September 30,
                                           ------------------------------                 --------------------------------
                                             1997        1998        1998                   1997        1998          1998
                                              RMB         RMB         US$                    RMB         RMB           US$
                                              ---         ---         ---                    ---         ---           ---

BASIC

Net income (loss), as reported               44,772     (30,092)     (3,626)                10,076     (20,698)      (2,495)
                                           ========    ========    ========               ========    ========     ========

Weighted average number of shares
    of common stock outstanding:
Share of common stock
    outstanding on January 1             12,700,109  12,700,142  12,700,142             12,700,109  12,700,142   12,700,142

Conversion of Series B Preferred
     Shares                                             515,364     515,364                            875,971      875,971

Share issued as a result of rounding
    from reverse stock split                     32           3           3                     32           3            3
                                         ----------  ----------  ----------            -----------  ----------   ----------

Weighted average number of
    shares of common stock and
    common stock outstanding             12,700,141  13,215,509  13,215,509             12,700,141  13,576,116   13,576,116
                                         ==========  ==========  ==========             ==========  ==========   ==========

Earnings/(Loss) per common share               3.53       (2.28)      (0.27)                  0.79       (1.53)       (0.18)
                                         ==========  ==========  ==========            ===========  ==========   ==========


                      SUNBASE ASIA, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
         THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998
       (Amounts in thousands, except number of shares and per share data)

                                           Nine Months Ended September 30.              Three Months Ended September 30.
                                           -------------------------------              --------------------------------
                                          1997           1998        1998              1997          1998          1998
                                           RMB            RMB         US$               RMB           RMB           US$
                                           ---            ---         ---               ---           ---          ---
DILUTED
Net income (loss), as reported             44,772      (30,092)     (3,626)            10,076      (20,698)       (2,495)
Add after tax interest expense
 applicable to Convertible
 Debentures                                 8,584            -           -              2,860            -             -
                                       ----------   ----------  -----------        ----------   ----------    ----------
Net income, as adjusted                    53,356      (30,092)     (3,626)            12,936      (20,698)       (2,495)
                                       ==========   ==========  ==========         ==========   ==========    ==========

Weighted average number of
 shares of common stock outstanding:
Share of common stock outstanding
 on January 1                          12,700,109   12,700,142  12,700,142         12,700,109   12,700,142    12,700,142

Conversion of Series B Preferred
 Shares                                                515,364     515,364            515,364      875,971       875,971

Share issued as a result of rounding
 from reverse stock split                      32            3           3                 32            3             3
                                       ----------   ----------  -----------        ----------   ----------    ----------
Weighted average number of             12,700,141   13,215,509  13,215,509         12,700,141   13,576,116    13,576,116
 shares of common stock
 outstanding

Shares of common stock
issuable assuming conversion of
the Convertible Preferred Stock

 -Series A                              3,600,000            -           -          3,600,000            -             -
 -Series B                                680,000            -           -            680,000            -             -
Shares of common stock issuable
 assuming conversion of the
 Convertible Debentures on
 August 23, 1996                        2,300,000            -           -          2,300,000            -             -
                                       ----------   ----------  -----------        ----------   ----------    ----------

Total weighted average
 number of
 shares of common stock and
 common stock equivalents              19,280,141   13,215,509  13,215,509         19,280,141   13,576,116    13,576,116
 outstanding                           ==========   ==========  ==========         ==========   ==========    ==========

Earnings/(Loss) per share                    2.77        (2.28)      (0.27)              0.67        (1.53)        (0.18)
                                             ====         ====        ====               ====         ====          ====

                                      27